Exhibit 99.1

AgriFORCE Growing Systems Acquires Alberta Bitcoin Mining Facility, Unlocking Revolutionary Synergies in Technology, Agriculture, and Sustainability

VANCOUVER, British Columbia, Dec. 03, 2024 (GLOBE NEWSWIRE) — AgriFORCE Growing Systems Ltd. (NASDAQ: AGRI), a leading intellectual property-driven technology company, is pleased to announce the completion of its acquisition of a bitcoin mining facility in Sturgeon County, Alberta, Canada. Acquired for $1.5 million in cash, this cutting-edge facility represents a cornerstone of AgriFORCE’s integrated strategy, blending sustainable energy, advanced data operations, and innovative agricultural solutions.

A High-Value Opportunity

The facility, powered by 1.2 MW of natural gas energy, currently supports over 130 bitcoin mining units and has the scalability to accommodate up to 250 units. This capability delivers immediate and long-term revenue streams while advancing environmental sustainability through the use of flare natural gas-powered operations. These efficiencies create additional opportunities for income generation by integrating high-yield agricultural initiatives.

Chairman David Welch highlighted the strategic benefits of this acquisition:

“This facility exemplifies our ability to execute on a self-sustaining, scalable business model. By generating revenue from bitcoin mining and seamlessly integrating sustainable agriculture operations, we can offset operational costs and retain the Bitcoin we mine (‘HODL’). This positions us to maximize the future value of our assets while maintaining operational efficiency and financial stability. It’s a forward-looking strategy that aligns perfectly with our commitment to innovation, sustainability, and long-term stakeholder value.”

Revolutionizing Sustainability and Profitability

CEO Jolie Kahn described the transformational potential of the acquisition:

“This acquisition is a game-changer, establishing AgriFORCE as a leader at the intersection of technology, sustainability, and agriculture. By repurposing waste energy from flare gas-powered generators, the facility reduces environmental impact and drives multiple revenue streams, including bitcoin mining and agricultural operations such as micro-greens, red seaweed, and white-legged shrimp farming.”

This innovative use of energy maximization creates a replicable model that enhances profitability and resource efficiency, setting a benchmark for sustainable industrial practices.

Competitive Advantage and Strategic Vision

The Sturgeon County facility reinforces AgriFORCE’s competitive edge and supports the Company’s strategic pillars:

●	Reducing Environmental Impact: The facility leverages renewable energy sources to reduce the carbon footprint of data centers and agriculture.

●	Driving Revenue Diversification: By integrating advanced bitcoin mining technology with high-value agricultural operations, the Company is positioned for sustained financial growth.

●	Scaling a Proven Model: AgriFORCE aims to replicate this success by acquiring similar facilities across North America, enhancing both economic and environmental outcomes.

Kahn further emphasized:

“This facility embodies our commitment to leveraging cutting-edge technologies for transformative impact. We feel that the acquisition of the Sturgeon County, Alberta facility solidifies our intention to become a significant participant in clean energy integration, data center optimization and sustainable agriculture, as a means of transforming technology and sustainability while striving to deliver robust financial returns. As we scale this model across the U.S. and Canada, we aim to deliver unparalleled benefits to both the environment and our stakeholders, securing AgriFORCE’s position as a pioneer in sustainable, profitable innovation.”

ABOUT AGRIFORCE

AgriFORCE Growing Systems Ltd. (NASDAQ: AGRI) is a tech company focused on building an integrated platform that combines the best technology, intellectual property, and knowledge to solve an urgent problem – providing the best solutions to help drive value added benefits to our shareholders through use of sustainable technologies. Additional information about AgriFORCE is available at: www.agriforcegs.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. This announcement is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities of the issuer. Any offer to sell or solicitation of an offer to buy securities of the issuer may only be made pursuant to a valid prospectus pursuant to an effective registration statement or pursuant to a valid exemption from registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Investor Relations:

Richard Wong, CFO

rwong@agriforcegs.com

CORE IR

investorrelations@agriforcegs.com